EXHIBIT 99.1

Amtech Reports Fourth Quarter and Year End Fiscal 2023 Results

TEMPE, Ariz., December 14, 2023 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of thermal processing, wafer cleaning and chemical mechanical polishing (CMP) capital equipment and related consumables used in semiconductor, advanced mobility and renewable energy manufacturing applications, today reported results for its fourth quarter and fiscal year ended September 30, 2023.

Fourth Quarter Fiscal 2023 Financial and Operational Results:

•
Net revenue of $27.7 million
•
GAAP operating loss of $11.7 million, inclusive of $5.2 million intangible asset impairment charge
•
Non-GAAP operating loss of $3.0 million (1)
•
GAAP net loss of $12.0 million
•
Non-GAAP net loss of $2.5 million (1)
•
GAAP net loss per diluted share of $0.85
•
Non-GAAP net loss per diluted share of $0.18 (1)
•
Customer orders of $18.2 million
•
Book to bill ratio of 0.7:1

Fiscal 2023 Financial and Operational Results:

•
Net revenue of $113.3 million
•
GAAP operating loss of $15.0 million, inclusive of $5.2 million intangible asset impairment charge
•
Non-GAAP operating loss of $0.2 million (1)
•
GAAP net loss of $12.6 million
•
Non-GAAP net loss of $0.3 million (1)
•
GAAP net loss per diluted share of $0.89
•
Non-GAAP net loss per diluted share of $0.02 (1)
•
Customer orders of $103.9 million
•
Book to bill ratio of 0.9:1
•
Backlog of $51.8 million.

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

“We experienced continued softness in demand across several of our end markets during the fourth quarter and have taken actions to reduce fixed costs and expenses. These actions include a reduction in force at each of our businesses, as well as a decision to exit the legacy PR Hoffman polishing product lines and focus on their consumable products going forward. The long-term opportunities for Amtech’s products remain strong, and the actions we are taking will allow us to significantly improve profitability as demand recovers,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech.

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q4	Q3	Q4	12 Months	12 Months
	FY 2023	FY 2023	FY 2022	2023	2022
Revenues, net	$27.7	$30.7	$32.3	$113.3	$106.3
GAAP gross profit	$2.8	$11.0	$12.6	$35.6	$39.5
GAAP gross margin	10.1%	35.7%	38.8%	31.4%	37.2%
Non-GAAP gross profit (1)	$8.9	$11.0	$12.6	$41.7	$39.5
Non-GAAP gross margin (1)	32.2%	35.7%	38.8%	36.8%	37.2%

GAAP operating (loss) income	$(11.7)	$(1.1)	$3.9	$(15.0)	$17.3
GAAP operating margin	-42.2%	-3.6%	12.0%	-13.2%	16.3%
Non-GAAP operating (loss) income (1)	$(3.0)	$0.4	$4.0	$(0.2)	$5.4
Non-GAAP operating margin (1)	-10.9%	1.2%	12.5%	-0.1%	5.0%

GAAP net (loss) income	$(12.0)	$(1.0)	$4.2	$(12.6)	$17.4
GAAP net (loss) income per diluted share	$(0.85)	$(0.07)	$0.30	$(0.89)	$1.22
Non-GAAP net (loss) income (1)	$(2.5)	$0.3	$4.3	$(0.3)	$5.4
Non-GAAP net (loss) income per diluted share (1)	$(0.18)	$0.02	$0.31	$(0.02)	$0.38

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues decreased 10% sequentially and 14% from the fourth quarter of fiscal 2022. The decrease from prior year is primarily attributable to lower shipments from our Shanghai manufacturing facility partially offset by an increase in shipments of our high temperature belt furnaces and the addition of Entrepix in fiscal 2023. The sequential decrease is primarily due to a decrease in equipment shipments across our business segments. We are experiencing lower bookings in multiple areas of our business due to the softness in the semiconductor market.

Gross margin decreased sequentially and compared to the prior year due primarily to one-time charges and lower equipment volumes in our Material & Substrate segment. These charges include an intangible asset impairment of $4.6 million and an inventory write down of $1.5 million for our polishing machine products.

During the fourth quarter, we recorded $5.2 million of intangible asset impairment charges in our Material and Substrate segment, of which $4.6 million is recorded within gross profit and the remainder is recorded within operating expenses. This charge was due primarily to the prolonged downturn and general economic conditions in the semiconductor market and customer delays in the adoption of next-gen polishing tools, both of which reduced our projections for the segment.

Selling, General & Administrative (“SG&A”) expenses increased $0.8 million on a sequential basis and increased $3.8 million compared to the prior year period. The sequential increase is due primarily to $0.6 million of additional equity compensation expense primarily related to the change in leadership of the Company. Compared to the prior year, the increase is due primarily to added Entrepix SG&A of $1.8 million, as well as increased equity compensation, consulting, audit, and ERP project expenses.

Research, Development and Engineering expenses increased $0.8 million sequentially and increased $1.2 million compared to the same prior year period, with $0.5 million associated with customer delays in the adoption of next-gen polishing tools at PR Hoffman.

GAAP operating loss was $11.7 million, compared to GAAP operating loss of $1.1 million in the third quarter of fiscal 2023 and GAAP operating income of $3.9 million in the same prior year period.

Non-GAAP operating loss was $3.0 million, compared to non-GAAP operating income of $0.4 million in the third quarter of fiscal 2023 and non-GAAP operating income of $4.0 million in the same prior year period.

GAAP net loss for the fourth quarter of fiscal 2023 was $12.0 million, or 85 cents per share. This compares to GAAP net loss of $1.0 million, or 7 cents per share, for the preceding quarter and GAAP net income of $4.2 million, or 30 cents per share, for the fourth quarter of fiscal 2022.

Non-GAAP net loss for the fourth quarter of fiscal 2023 was $2.5 million, or 18 cents per share. This compares to non-GAAP net income of $0.3 million, or 2 cents per share, for the preceding quarter and non-GAAP net income of $4.3 million, or 31 cents per share, for the fourth quarter of fiscal 2022.

At September 30, 2023, we were not in compliance with the Debt to EBITDA and Fixed Charge Coverage Ratio financial covenants under our Loan Agreement. On December 5, 2023, we entered into a Forbearance & Modification Agreement (the “Forbearance Agreement”) with UMB Bank related to such non-compliance, pursuant to which UMB Bank agreed to forbear from exercising its rights and remedies available to it as a result of such defaults. We will be operating under the terms of this Forbearance Agreement through January 17, 2025 (the “Forbearance Period”).

In discussing financial results for the three months and year ended September 30, 2023 and 2022, and the three months ended June 30, 2023, in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments for stock compensation expense, severance expense, expenses related to the discontinued product line, intangible asset impairment, gain on sale-leaseback of our Massachusetts facility, amortization of acquired intangible assets, acquisition expenses, and income tax benefit related to our acquisition of Entrepix, Inc. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the first fiscal quarter ending December 31, 2023, we expect revenues in the range of $21 - $24 million with EBITDA nominally negative. Although the near-term outlook for revenue and earnings is challenging, we remain confident that the long-term outlook is strong for both our consumables and equipment serving advanced mobility and advanced packaging applications. We took actions during the first quarter of fiscal 2024, which will reduce Amtech's structural costs by approximately $4 million annually and better align product pricing with value. These steps will significantly improve results and enhance profitability through market cycles.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of thermal processing, wafer cleaning and chemical mechanical polishing (CMP) capital equipment and related consumables used in semiconductor, advanced mobility and renewable energy manufacturing applications. We sell process equipment and services used in the fabrication of semiconductor devices, such as silicon carbide (SiC), silicon power, electronic assemblies and modules to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. Our strategic focus is on growth opportunities which leverage our strengths in thermal and substrate processing. Amtech's products are recognized under the leading brand names BTU International, Entrepix, Inc., PR Hoffman™ and Intersurface Dynamics, Inc.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2022, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Lisa D. Gibbs
Chief Financial Officer
(480) 360-3756
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Mike Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended			Years Ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Amtech Systems, Inc.
Revenue, net	$27,707	$30,740	$32,315	$113,315	$106,298
Gross profit	$2,794	$10,985	$12,553	$35,552	$39,511
Gross margin	10%	36%	39%	31%	37%
GAAP operating (loss) income	$(11,690)	$(1,119)	$3,889	$(14,970)	$17,286
Non-GAAP operating (loss) income	$(3,020)	$368	$4,047	$(160)	$5,364
New orders	$18,185	$26,217	$20,365	$103,897	$113,953
Backlog	$51,794	$61,315	$50,780	$51,794	$50,780
Semiconductor Segment
Revenue, net	$18,820	$19,841	$26,498	$77,595	$87,982
Gross profit	$7,374	$6,707	$9,373	$29,184	$30,880
Gross margin	39%	34%	35%	38%	35%
GAAP operating income	$2,046	$1,042	$4,425	$6,907	$20,672
Non-GAAP operating income	$2,046	$1,042	$4,425	$6,907	$8,207
New orders	$10,834	$18,293	$16,165	$74,817	$94,268
Backlog	$45,233	$53,219	$48,011	$45,233	$48,011
Material and Substrate Segment
Revenue, net	$8,887	$10,899	$5,817	$35,720	$18,316
Gross (loss) profit	$(4,580)	$4,278	$3,180	$6,368	$8,631
Gross margin	-52%	39%	55%	18%	47%
GAAP operating (loss) income	$(10,176)	$481	$1,737	$(8,765)	$3,728
Non-GAAP operating (loss) income	$(2,455)	$1,506	$1,737	$1,622	$3,728
New orders	$7,351	$7,924	$4,200	$29,080	$19,685
Backlog	$6,561	$8,096	$2,769	$6,561	$2,769

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Years Ended September 30,
	2023	2022	2023	2022
Revenue, net	$27,707	$32,315	$113,315	$106,298
Cost of sales	20,268	19,762	73,118	66,787
Intangible asset impairment	4,645	—	4,645	—
Gross profit	2,794	12,553	35,552	39,511

Selling, general and administrative	11,078	7,292	42,002	28,300
Research, development and engineering	2,597	1,372	7,311	6,390
Gain on sale of fixed assets	—	—	—	(12,465)
Intangible asset impairment	544	—	544	—
Severance expense	265	—	665	—
Operating (loss) income	(11,690)	3,889	(14,970)	17,286

Interest income	10	161	366	210
Interest expense	(178)	2	(520)	(164)
Foreign currency (loss) gain	(30)	710	(89)	1,066
Other	12	(1)	31	387
(Loss) income before income taxes	(11,876)	4,761	(15,182)	18,785
Income tax provision (benefit)	139	578	(2,600)	1,418
Net (loss) income	$(12,015)	$4,183	$(12,582)	$17,367

(Loss) Income Per Share:
Net (loss) income per basic share	$(0.85)	$0.30	$(0.89)	$1.24
Net (loss) income per diluted share	$(0.85)	$0.30	$(0.89)	$1.22
Weighted average shares outstanding:
Basic	14,166	13,933	14,065	14,014
Diluted	14,166	14,080	14,065	14,184

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2023	September 30, 2022

Current Assets
Cash and cash equivalents	$13,133	$46,874
Accounts receivable - Net	26,474	25,013
Inventories	34,845	25,488
Income taxes receivable	632	—
Other current assets	6,105	5,561
Total current assets	81,189	102,936
Property, Plant and Equipment - Net	9,695	6,552
Right-of-Use Assets - Net	11,217	11,258
Intangible Assets - Net	6,114	758
Goodwill	27,631	11,168
Deferred Income Taxes - Net	101	79
Other Assets	1,074	783
Total Assets	$137,021	$133,534
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$10,815	$7,301
Accrued compensation and related taxes	3,481	4,109
Accrued warranty expense	965	871
Other accrued liabilities	1,551	900
Current portion of finance lease liabilities and long-term debt	2,265	107
Current portion of long-term operating lease liabilities	2,623	2,101
Contract liabilities	8,018	7,231
Income taxes payable	—	6
Total current liabilities	29,718	22,626
Finance Lease Liabilities and Long-Term Debt	8,422	220
Long-Term Operating Lease Liabilities	8,894	9,395
Income Taxes Payable	1,575	2,849
Other Long-Term Liabilities	47	76
Total Liabilities	48,656	35,166
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,185,977 and 13,994,154 in 2023 and 2022, respectively	142	140
Additional paid-in capital	126,963	124,458
Accumulated other comprehensive loss	(1,695)	(1,767)
Retained deficit	(37,045)	(24,463)
Total Shareholders’ Equity	88,365	98,368
Total Liabilities and Shareholders’ Equity	$137,021	$133,534

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended September 30,
	2023	2022
Operating Activities
Net (loss) income	$(12,582)	$17,367
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	5,012	1,729
Write-down of inventory	2,620	102
Non-cash intangible asset impairment	5,189	—
Provision for allowance for doubtful accounts	14	(32)
Deferred income taxes	(2,513)	592
Non-cash stock-based compensation expense	1,272	543
Gain on sale of fixed assets	—	(12,465)
Other, net	196	—
Changes in operating assets and liabilities:
Accounts receivable	4,410	(2,479)
Inventories	(6,294)	(3,684)
Contract and other assets	(529)	(2,203)
Accounts payable	1,459	(1,080)
Accrued income taxes	(2,897)	623
Accrued and other liabilities	(1,895)	584
Contract liabilities	(1,163)	5,607
Net cash (used in) provided by operating activities	(7,701)	5,204
Investing Activities
Purchases of property, plant and equipment	(2,898)	(1,135)
Acquisitions, net of cash and cash equivalents acquired	(34,938)	—
Proceeds from sale of property, plant and equipment	6	19,908
Net cash (used in) provided by investing activities	(37,830)	18,773
Financing Activities
Proceeds from the exercise of stock options	1,235	720
Repurchase of common stock	—	(4,115)
Payments on long-term debt	(1,497)	(4,872)
Borrowings on long-term debt	12,000	—
Net cash provided by (used in) financing activities	11,738	(8,267)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	52	(1,672)
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(33,741)	14,038
Cash, Cash Equivalents and Restricted Cash, Beginning of Year	46,874	32,836
Cash, Cash Equivalents and Restricted Cash, End of Year	$13,133	$46,874

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Years Ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Amtech Systems, Inc. Operating (Loss) Income:
GAAP operating (loss) income	$(11,690)	$(1,119)	$3,889	$(14,970)	$17,286
Acquisition expenses	-	272	-	3,242	-
Write-down of inventory related to polishing equipment	1,487	-	-	1,487	-
Amortization of acquired intangible assets	985	1,025	-	2,955	-
Stock compensation expense	744	190	158	1,272	543
Gain on sale of fixed assets	-	-	-	-	(12,465)
Intangible asset impairment	5,189	-	-	5,189	-
Severance expense	265	-	-	665	-
Non-GAAP operating (loss) income	$(3,020)	$368	$4,047	$(160)	$5,364

GAAP operating margin	(42.2)%	(3.6)%	12.0%	(13.2)%	16.3%
Non-GAAP operating margin	(10.9)%	1.2%	12.5%	(0.1)%	5.0%

Consolidated Net (Loss) Income:
GAAP net (loss) income	$(12,015)	$(1,027)	$4,183	$(12,582)	$17,367
Acquisition expenses	-	272	-	3,242	-
Write-down of inventory related to polishing equipment	1,487	-	-	1,487	-
Amortization of acquired intangible assets	985	1,025	-	2,955	-
Stock compensation expense	744	190	158	1,272	543
Gain on sale of fixed assets	-	-	-	-	(12,465)
Intangible asset impairment	5,189	-	-	5,189	-
Severance expense	265	-	-	665	-
Income tax benefit related to acquisition	856	(182)	-	(2,490)	-
Non-GAAP net (loss) income	$(2,489)	$278	$4,341	$(262)	$5,445

Net (Loss) Income per Diluted Share:
GAAP net (loss) income per diluted share	$(0.85)	$(0.07)	$0.30	$(0.89)	$1.22
Acquisition expenses	-	0.02	-	0.23	-
Write-down of inventory related to polishing equipment	0.10	-	-	0.10	-
Amortization of acquired intangible assets	0.07	0.07	-	0.21	-
Stock compensation expense	0.05	0.01	0.01	0.09	0.04
Gain on sale of fixed assets	-	-	-	-	(0.88)
Intangible asset impairment	0.37	-	-	0.37	-
Severance expense	0.02	-	-	0.05	-
Income tax benefit related to acquisition	0.06	(0.01)	-	(0.18)	-
Non-GAAP net (loss) income per diluted share	$(0.18)	$0.02	$0.31	$(0.02)	$0.38

Semiconductor Segment Operating Income (Loss):
GAAP operating income	$2,046	$1,042	$4,425	$6,907	$20,672
Gain on sale of fixed assets	-	-	-	-	(12,465)
Non-GAAP operating income (loss)	$2,046	$1,042	$4,425	$6,907	$8,207

Material and Substrate Segment Operating (Loss) Income:
GAAP operating (loss) income	$(10,176)	$481	$1,737	$(8,765)	$3,728
Acquisition expenses	-	-	-	696	-
Write-down of inventory related to polishing equipment	1,487	-	-	1,487	-
Amortization of acquired intangible assets	985	1,025	-	2,955	-
Intangible asset impairment	5,189	-	-	5,189	-
Severance expense	60	-	-	60	-
Non-GAAP operating (loss) income	$(2,455)	$1,506	$1,737	$1,622	$3,728

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Years Ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Amtech Systems, Inc. Gross Profit:
GAAP gross profit	$2,794	$10,985	$12,553	$35,552	$39,511
Write-down of inventory related to polishing equipment	1,487	-	-	1,487	-
Intangible asset impairment	4,645	-	-	4,645	-
Non-GAAP gross profit	$8,926	$10,985	$12,553	$41,684	$39,511

GAAP gross margin	10%	36%	39%	31%	37%
Non-GAAP gross margin	32%	36%	39%	37%	37%

Semiconductor Segment Gross Profit:
GAAP gross profit	$7,374	$6,707	$9,373	$29,184	$30,880
Write-down of inventory related to polishing equipment	-	-	-	-	-
Intangible asset impairment	-	-	-	-	-
Non-GAAP gross profit	$7,374	$6,707	$9,373	$29,184	$30,880

GAAP gross margin	39%	34%	35%	38%	35%
Non-GAAP gross margin	39%	34%	35%	38%	35%

Material and Substrate Segment Gross (Loss) Profit:
GAAP gross (loss) profit	$(4,580)	$4,278	$3,180	$6,368	$8,631
Write-down of inventory related to polishing equipment	1,487	-	-	1,487	-
Intangible asset impairment	4,645	-	-	4,645	-
Non-GAAP gross profit	$1,552	$4,278	$3,180	$12,500	$8,631

GAAP gross margin	(52)%	39%	55%	18%	47%
Non-GAAP gross margin	17%	39%	55%	35%	47%